UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2008

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2008, the Board of Directors of Thomas Group, Inc. (the “Company”) appointed Earle Steinberg to the positions of President and Chief Executive Officer.  There are no family relationships between any current director or executive officer and Mr. Steinberg.  There are no transactions in which Mr. Steinberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.  On March 5, 2008, Thomas Group, Inc. issued a press release announcing the appointment of Earle Steinberg as President and Chief Executive Officer.  A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

On March 4, 2008, the Company entered into an employment agreement with Earle Steinberg pursuant to which Mr. Steinberg will be employed as the Company’s President and Chief Executive Officer beginning March 10, 2008.  Pursuant to the employment agreement, Mr. Steinberg will receive annual base compensation of $512,000.  Mr. Steinberg also will be eligible for incentive compensation of up to $350,000 per year if certain criteria relating to the Company’s achievement of targets established and communicated in advance by the Compensation and Corporate Governance Committee (the “Committee”) are satisfied.  The Committee also has authorized the future issuance to Mr. Steinberg of 50,000 shares of restricted stock and equity-based incentive awards for up to 380,000 shares of the Company’s common stock.  Such awards are expected to be granted effective on March 10, 2008 when Mr. Steinberg commences employment with the Company.

Mr. Steinberg has been a partner in the consulting firms Touche Ross, Coopers and Lybrand, Booz Allen and AT Kearney.  At AT Kearney, Mr. Steinberg led the Americas Operations Practice.  Mr. Steinberg also has served as President of MRO Services.  Mr. Steinberg holds a bachelor’s degree in Psychology from Boston College, an MBA in Operations Management, an MDS in Statistical Theory and PhD in Quantitative Methods and Operations Management, all from Georgia State University.

On March 1, 2008, the Committee and the Company’s Board of Directors, upon the Committee’s recommendation, approved a new incentive compensation plan titled the 2008 Omnibus Stock and Incentive Plan of Thomas Group, Inc. (the “2008 Omnibus Plan”).  The 2008 Omnibus Plan provides a means for the Company to grant awards to officers, employees or consultants in the form of options, restricted shares, performance awards and stock appreciation rights.  A total of 1,000,000 shares of the Company’s common stock were reserved for issuance pursuant to awards made under the 2008 Omnibus Plan.  The Committee has the authority to interpret the 2008 Omnibus Plan and to make rules and regulations relating to the 2008 Omnibus Plan, to select participants, to establish the terms and conditions of awards and to grant awards.  The 2008 Omnibus Plan and any awards made thereunder are conditional upon stockholder approval of the 2008 Omnibus Plan at the Company’s 2008 Annual Meeting of Stockholders.

The above description of the 2008 Omnibus Plan above does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2008 Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

On March 1, 2008, the Committee granted Mr. McGrath an initial award of 100,000 shares of the Company’s common stock and a performance share award entitling Mr. McGrath to up to 350,000 shares of the Company’s common stock if certain conditions related to the Company’s profitability are satisfied.  The initial award was granted by the Committee pursuant to the 2005 Omnibus Stock and Incentive Plan of Thomas Group, Inc.  The performance share award was granted by the Committee pursuant to the 2008 Omnibus Plan and is conditional upon stockholder approval of the 2008 Omnibus Plan at the Company’s 2008 Annual Meeting of Stockholders.

Item 8.01  Other Events.

On March 6, 2008, Thomas Group, Inc. issued a press release announcing its intention to repurchase shares of its common stock pursuant to an existing stock repurchase program.  A copy of the press release is furnished herewith and attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

                (d) Exhibits

Exhibit Number	Description
10.1	2008 Omnibus Stock and Incentive Plan of Thomas Group, Inc.
10.2	Employment Agreement, dated March 4, 2008, by and between Thomas Group, Inc. and Earle Steinberg.
10.3	Restricted Share Award dated March 1, 2008 granted to Michael E. McGrath
10.4	Performance Share Award dated March 1, 2008 granted to Michael E. McGrath
99.1	Press Release dated March 5, 2008
99.2	Press Release dated March 6, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	March 6, 2008	By:	/s/ Michael Barhydt
Michael Barhydt,
Chief Financial Officer